UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)2))
☒  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to Rule 14(a)-12

NATIONAL HOLDINGS CORPORATION
(Name of Registrant as Specified in Charter)

Payment of filing fee (check the appropriate box):

☒  No fee required

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

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(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐  Fee paid previously with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

NATIONAL HOLDINGS CORPORATION

Notice of Annual Meeting of Stockholders
To Be Held Friday, March 16, 2012 at 10:00 A.M. EST

To the Stockholders:

The Annual Meeting of Stockholders (the “Annual Meeting”) of National Holdings Corporation (the “Company”) will be held on Friday, March 16, 2012 at 10:00 A.M. EST at the Company’s offices, located at 120 Broadway, 27th Floor New York, New York 10271, for the following purposes:

1.	To elect two (2) Class II directors to serve until the 2015 Annual Meeting of Stockholders and until their successors are elected and qualified;

2.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Owners of record at the close of business on February 14, 2012 (the “Record Date”), will be entitled to vote at the Annual Meeting or at any adjournments or postponements thereof.  A complete list of the stockholders entitled to vote at the Annual Meeting will be made available for inspection by any stockholder of record at the offices of the Company during market hours from February 14, 2012, through the time of the Annual Meeting.

Your vote is very important.  For this reason, our Board of Directors is soliciting your proxy to vote your shares of the Company’s common stock, $0.02 par value per share (the “Common Stock”) at the meeting.  The entire cost of soliciting proxies will be borne by the Company.  The cost of solicitation will include the cost of supplying necessary additional copies of the solicitation materials and the Company’s 2011 Annual Report to Stockholders (the “Annual Report”) to beneficial owners of shares held of record by brokers, dealers, banks, trustees, and their nominees, including the reasonable expenses of such record holders for completing the mailing of such materials and Annual Report to such beneficial owners.

In voting at the Annual Meeting, each stockholder of record on the Record Date shall be entitled to one vote on all matters. Holders of a majority of the outstanding shares of Common Stock, including holders of our preferred stock, $0.01 par value per share (the “Preferred Stock”), who vote with the Common Stock, must be represented in person or by proxy in order to achieve a quorum to vote on all matters.

All stockholders are cordially invited to attend the Annual Meeting in person. We are also providing proxy material access to our stockholders via the Internet.  See “Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on March 16, 2012.”  Please give the proxy materials your careful attention.

You may vote by signing, voting and returning the proxy card in the envelope provided. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card. Please review the instructions for each voting option described in this proxy statement. Your prompt cooperation will be greatly appreciated.

The proxy statement, the attached Notice of Meeting, the enclosed proxy card and the Annual Report to Stockholders are being mailed to stockholders on or about February 21, 2012.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED, AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY.

By Order of the Board of Directors /s/ Alan B. Levin Alan B. Levin Secretary
Boca Raton, Florida
February 17, 2012

NATIONAL HOLDINGS CORPORATION
120 Broadway, 27th Floor
New York, New York 10271

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held March 16, 2012

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board” or “Board of Directors”) of National Holdings Corporation, a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on March 16, 2012 (the “Annual Meeting”), and any adjournment or postponement thereof.  The Annual Meeting will be held at 10:00 A.M. (local time) at the Company’s offices, located at 120 Broadway, 27th Floor New York, New York 10271.  This proxy statement, the enclosed proxy card and the Company’s Annual Report for the fiscal year ended September 30, 2011, are being mailed on or about February 21, 2012, to stockholders entitled to vote at the meeting.

Record Date and Voting Shares

The close of business on February 14, 2012 has been fixed as the record date (the “Record Date”) for determining the stockholders of record entitled to notice of and to vote at the Annual Meeting.  At the close of business on the Record Date, there were outstanding and entitled to vote 21,946,704 shares of Common Stock, $0.02 par value (the “Common Stock”), 46,050 shares of Series A Convertible Preferred Stock, $0.01 par value (the “Series A Preferred Stock”), 34,169 shares of Series C Convertible Preferred Stock, $0.01 par value (the “Series C Preferred Stock”), and 60,000 shares of Series D Convertible Preferred Stock, $0.01 par value (the “Series D Preferred Stock”).  Each share of Series A Preferred Stock is convertible into 80 shares of Common Stock.  Each share of Series C and D Preferred Stock is convertible into 100 shares of Common Stock. The holder of each share of Series A Preferred Stock is entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred Stock could be converted at the Record Date.  The holder of each share of Series C and Series D Preferred Stock is entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series C and D Preferred Stock could be converted, less one share, at the Record Date.  Accordingly, as of the Record Date, there were 34,953,229 shares entitled to vote, consisting of 21,946,704 shares of Common Stock outstanding, 3,684,000 shares of Common Stock entitled to vote underlying the Series A Preferred Stock, 3,382,525 shares of Common Stock entitled to vote underlying the Series C Preferred Stock, and 5,940,000 shares of Common Stock entitled to vote underlying the Series D Preferred Stock.  Each share of Common Stock entitles the holder thereof to one vote upon any proposal submitted for a vote at the Annual Meeting.

Directors are elected by a plurality of the votes, which means that the nominee who receives the largest number of properly executed votes will be elected as a director.  Shares that are represented by proxies that are marked “withhold authority” for the election of a director nominee will not be counted in determining the number of votes cast for that person.  Any other matters properly considered at the meeting will be determined by a majority of the votes cast at the Annual Meeting.

Voting of Proxies

Shares of Common Stock represented by proxies which are properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained therein. Except as discussed below with regard to shares held in “street name” by a bank or broker, if no instruction is indicated on the proxy, the shares of Common Stock represented thereby will be voted: (i) FOR the election of the Class II Directors for a term ending in 2015; and (ii) at the discretion of the person or persons voting the proxy, with respect to any other matter that may properly be brought before the Annual Meeting.  The execution of a proxy will in no way affect a stockholder’s right to attend the Annual Meeting and vote in person.  Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

Pursuant to the rules of the New York Stock Exchange (“NYSE”), brokers do not have discretion to vote the shares of customers who fail to provide voting instructions on non-routine proposals, and the proposal to elect directors constitutes a non-routine matter.  If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides to you.  Accordingly, if you do not give instructions to your bank or brokerage firm with respect to the election of directors, your shares will be treated as “broker non-votes” on these particular matters.  Broker non-votes do not count as votes cast on such a proposal.  Under Section 216 of the Delaware General Corporation Law, on matters other than the election of directors, an action of the stockholders generally requires the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Accordingly, an abstention on any matter other than the election of directors will have the same effect as a vote against that matter.

Your broker will not be able to vote your shares with respect to the election of directors if you have not provided instructions to your broker. We strongly encourage you to submit your proxy card and exercise your right to vote as a stockholder.  The Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general requirements of Delaware law concerning voting of shares and determination of a quorum.

Revocation of Proxies

You may revoke or change your proxy at any time before the Annual Meeting by filing with the Secretary of the Company, at 1200 North Federal Highway, Suite 400, Boca Raton, FL 33432, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

If any stockholder is unable to attend the Annual Meeting, such stockholder may vote by proxy.  If a proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, it will be voted as specified in the proxy, unless it is properly revoked prior thereto.  Votes cast in person or by proxy at the Annual Meeting will be tabulated by the Inspector of Elections appointed for the meeting and will determine whether or not a quorum is present.   The holders of a majority of the shares of stock entitled to vote at the meeting, present in person or represented by proxy shall constitute a quorum for the transaction of business.

Solicitation

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, and any additional solicitation materials furnished to the stockholders.  The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company.  No additional compensation will be paid to these individuals for any such services.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on March 16, 2012

We are providing proxy material access to our stockholders via the Internet.  Accordingly, these can be accessed at http://www.nationalsecurities.com/aboutsecfilings.php.  The proxy materials include a copy of this proxy statement, a copy of our annual report on Form 10-K for the fiscal year ended September 30, 2011, a copy of the Form 10-K/A for the fiscal year ended September 30, 2011, and a copy of the form of proxy included herein.

Stockholder Proposals for 2013 Annual Meeting

Any stockholder who intends to present a proposal at the Company’s 2013 Annual Meeting of Stockholders must ensure that the proposal is received by the Corporate Secretary at 1200 North Federal Highway, Suite 400, Boca Raton, FL 33432:

•
not later than October 24, 2012, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); or

•
on or before January 22, 2013, if the proposal is submitted for the 2013 annual meeting pursuant to the Company’s by-laws, in which case the notice of the proposal must meet certain requirements set forth in our by-laws.

•
on or after September 24, 2012, and on or before October 24, 2012, if the proposal is submitted for inclusion in our proxy materials for the purpose of nominating a person or persons to the Board of Directors at the 2013 annual meeting.

Dissenters’ Right of Appraisal

Under Delaware General Corporation Law § 262(b) and (c), stockholders are not entitled to dissenters’ rights on any proposal referred to herein.

Householding of Proxy Materials

The Securities and Exchange Commission (the “SEC”) has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.  The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold Common Stock directly.  Requests in writing should be addressed to: National Holdings Corporation, 1200 North Federal Highway, Suite 400, Boca Raton, FL 33432, Attention: Secretary. Requests may also be made by calling the Secretary at (561) 981-1007.

Certain Beneficial Owners

The following table sets forth certain information, as of February 14, 2012, concerning the beneficial ownership of our common stock by:

•	each person we know to be the beneficial owner of more than 5% of our common stock;

•	each of our current directors;

•	each of our named executive officers;

•	all current directors and named executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Note	Percentage of Class
5% Stockholders

COR Capital LLC	10,873,986	(2)	41.0%
233 Wilshire Boulevard, Suite 830
Santa Monica, California 90401

St. Cloud Capital Partners II, L.P.	3,375,050	(3)	14.2%
10866 Wilshire Boulevard, Suite 1450
Los Angeles, CA 90024

Strategic Turnaround Equity Partners L.P.	1,248,691	(4)	5.7%
720 Fifth Avenue, 10th Floor
New York, New York 10019

Triage Partners LLC	1,249,454	(5)	5.4%
90 Park Avenue, 39th Floor
New York, NY 10016

Bedford Oak Advisors, LLC	1,865,660	(6)	8.5%
100 South Bedford Road
Mt. Kisco, NY 10549

Current Directors and Named Executive Officers

Michael S. Weiss – Non Executive Chairman of the Board and Director	6,666,667	(7)	27.1%

Mark Goldwasser – Chief Executive Officer and Director	2,229,793	(8)	9.3%

Leonard J. Sokolow – Vice Chairman, President and Director	2,456,491	(9)	10.5%

Robert W. Lautz, Jr. – Director	30,000	(10)	0.1%

Frank S. Plimpton – Director	1,724,359	(11)	7.6%

Paul S. Coviello – Director	4,281,110	(12)	18.1%

Jorge A. Ortega – Director	58,000	(13)	0.2%

Alan B. Levin – Chief Financial Officer and Secretary	85,500	(14)	0.4%

All executive officers and directors of the Company as a group (nine persons)	15,531,920		73.3%

(1)	All securities are beneficially owned directly by the persons or entities listed on the table (except as otherwise indicated).

(2)	Based entirely on information contained in a Schedule 13D/A filed with the SEC on January 18, 2012.

(3)	Based entirely on information contained in a Schedule 13D/A filed with the SEC on January 18, 2012.

(4)	Based entirely on information contained in a Schedule 13D filed with the SEC on January 19, 2012.

(5)	Based entirely on information contained in a Schedule 13D/A filed with the SEC on April 10, 2006.

(6)	Based entirely on information contained in a Schedule 13D/A filed with the SEC on January 18, 2012.

(7)
Includes (i) 2,666,667 shares issuable upon exercise of vested warrants, and (ii) 4,000,000 shares issuable upon conversion of 40,000 shares of Series D Preferred Stock owned indirectly through Opus Point Partners, LLC and related private investment funds controlled by it. Mr. Weiss is the managing member of Opus Point Partners. Does not include 1,333,333 shares issuable upon exercise of unvested warrants held by Opus Point Partners and its affiliated funds. Michael S. Weiss has investment and voting control of the securities held by the Opus Point entities. Mr. Weiss disclaims beneficial ownership of the securities owned by Opus Point Partners and its affiliated funds.

(8)
Includes (i) 1,050,400 shares issuable upon conversion of 13,130 shares of Series A Preferred Stock owned indirectly through One Clark LLC, (ii) 20,425 shares owned by direct family members, and (iii) 1,107,500 shares issuable upon exercise of vested stock options.

(9)
Includes (i) 31,110 shares held by or on behalf of Mr. Sokolow’s sons, (ii) 800,513 shares held by Mr. Sokolow and his wife as joint tenants, (iii) 1,280,000 shares issuable upon exercise of vested stock options, (iv) 201,041 shares issuable upon conversion of 2,010 shares of Series C Preferred Stock, and (v) 143,827 shares issuable upon exercise of vested warrants. Does not include 71,914 shares issuable upon exercise of unvested warrants. Mr. Sokolow disclaims beneficial ownership of the shares held by his sons.

(10)	Includes 30,000 shares issuable upon exercise of vested stock options.

(11)	Includes 1,005,205 shares issuable upon conversion of 10,052 shares of Series C Preferred Stock, and 719,154 shares issuable upon exercise of warrants.

(12)
Includes shares owned directly and indirectly as provided in information filed with the SEC in a Schedule 13D dated October 5, 2010, and includes 2,552,486 shares issuable upon conversion of 5,525 shares of Series C Preferred Stock and 20,000 shares of Series D Preferred Stock as well as 1,728,624 shares issuable upon exercise of warrants.

(13)	Includes 58,000 shares issuable upon exercise of vested stock options.

(14)	Includes 70,000 shares issuable upon exercise of vested stock options.

PROPOSAL 1
ELECTION OF DIRECTORS

Our Board of Directors currently consists of eight (8) members and is divided into three (3) classes, one class of which is elected at each Annual Meeting of Stockholders to hold office for a three-year term and until successors of such class have been elected and qualified.  The nominees to serve as Class II Directors of the Board of Directors are set forth below and each has consented to being named in this proxy statement and has agreed to serve if elected.  In the event that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy.  As of the date of this proxy statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

Each stockholder will be entitled to one (1) vote for each share of Common Stock held as of the Record Date (or the number of votes equal to the number of shares of Common Stock into which such stockholder’s Preferred Stock is convertible).  Shares represented by your proxy will be voted in accordance with your direction as to the election as a director of the person listed below as a nominee.  Except for shares held in street name, in the absence of direction, the shares represented by your proxy will be voted FOR such election.  Directors are elected by a plurality of the votes, which means that the nominee who receives the largest number of properly executed votes will be elected as a director.

Nominees for Director

Name	Age	Director Since	Class and Year In Which Term Will Expire
Jorge A. Ortega (1)(3)	48	2008	Class II, 2012
Frank S. Plimpton	57	2010	Class II, 2012

Directors Continuing in Office

Name	Age	Director Since	Class and Year In Which Term Will Expire
Mark Goldwasser (1)	53	2001	Class III, 2013
Leonard J. Sokolow (2)	55	2008	Class III, 2013
Robert W. Lautz, Jr. (2)	63	2008	Class III, 2013
Michael S. Weiss (3)	45	2011	Class III, 2013
Paul J. Coviello	59	2010	Class I, 2014
Kacy R. Rozelle	47	2012	Class I, 2014
____________________

(1)	Member of Corporate Governance Committee
(2)	Member of Audit Committee
(3)	Member of Compensation Committee

Set forth below is the principal occupations of each director during the past five (5) years.

Mark Goldwasser has served as a director of National since December 28, 2001.  Mr. Goldwasser joined National in June 2000.  Mr. Goldwasser was named President in August 2000, Chief Executive Officer in December 2001 and Chairman in April 2005.  Prior to joining National, Mr. Goldwasser was the Global High Yield Sales Manager at ING Barings from 1997 to 2000.  From 1995 to 1997, Mr. Goldwasser was the Managing Director of High Yield Sales at Schroders & Co., and from 1991 to 1995, the Vice President of Institutional High Yield Sales at Lazard Freres & Co.  From 1984 to 1991, Mr. Goldwasser served as the Associate Director of Institutional Convertible Sales and Institutional High Yield Sales at Bear Stearns & Co., Inc.  From 1982 to 1984, Mr. Goldwasser was a Floor member of the New York Mercantile Exchange (NYMEX) and the Commodity Center (COMEX).  Mr. Goldwasser received his B.A. with Honors from the University of Capetown in 1979.

Leonard J. Sokolow served as the chairman of the board of directors of vFinance since January 1, 2007, one of its directors since November 8, 1997 and its Chief Executive Officer since November 8, 1999.  Following the merger, Mr. Sokolow joined National as its Vice Chairman and President and become a member of the board of directors as the nominee of vFinance.  From January 5, 2001 through December 31, 2006, Mr. Sokolow was President of vFinance.  From November 8, 1999 through January 4, 2001, Mr. Sokolow was Vice Chairman of vFinance’s board of directors.  Since September 1996, Mr. Sokolow has been President of Union Atlantic LC, a merchant banking and strategic consulting firm specializing domestically and internationally in technology industries that is a wholly owned subsidiary of vFinance.  Union Atlantic LC has been inactive since September 16, 2005.  Since August 1993, Mr. Sokolow has been President of Genesis Partners, Inc., a private financial business-consulting firm. Genesis Partners, Inc. has been inactive since December 31, 2002.  From August 1994 through December 1998, Mr. Sokolow was the Chairman and Chief Executive Officer of the Americas Growth Fund, Inc., a public closed-end management investment company.  Mr. Sokolow received his B.A. degree in Economics from the University of Florida in 1977, a J.D. degree from the University of Florida Levin College of Law in 1980 and an L.L.M. degree in Taxation from the New York University Graduate School of Law in 1982. Mr. Sokolow is a Certified Public Accountant.  He is also a director of Consolidated Water Co. Ltd. (Nasdaq: CWCO) and Chairman of its audit and nominations committees, positions he has held since May 2006 and October 2009 respectively, and a director of Alberta Oilsands Inc. (TSX-V:AOS) and Chairman of its audit committee, positions he has held since April 2010.

Robert W. Lautz, Jr. has served as a director of National since July 1, 2008.  Mr. Lautz has served as a Managing Director of St. Cloud Capital, a Los Angeles based private equity fund, since December 2001.   Mr. Lautz was formerly the Chairman of REO.com, the nation’s leading Internet-based sales mechanism for bank foreclosed properties. Prior to that he served as the CEO of ListingLink, the original Internet-based residential property multiple listing service. Mr. Lautz formed and was Chairman and CEO of Indenet, Inc., a Nasdaq-listed private satellite-based network that delivered digital advertisements and programming to the 3000+ national broadcast and cable television networks. From 1994 to 1997, he built Indenet from a public shell with $4 million in cash to a company with over $50 million in revenue, $120 million in market value and 650 employees in 19 facilities around the world. Mr. Lautz also owned and operated Peerless Capital, a venture capital business which invested in various management led leveraged buyouts and private equity transactions. Mr. Lautz began his career within Citibank’s Operating Group where he rose to become the Senior Financial Officer, responsible for all financial functions and strategic planning for his division. He currently serves on the board of directors of Mertz Manufacturing, LLC, Compact Power Equipment Center, LLC, Security Contractor Services, Inc., TMS, Inc., and SecureOne Data Solutions, LLC. Mr. Lautz earned a Master’s degree from the American Graduate School of International Management (Thunderbird), and a BS in Business Administration from Miami University in Oxford, Ohio.

Jorge A. Ortega has served as a director of National since July 1, 2008.  He had been a director of vFinance since June 6, 2007.  Mr. Ortega has served as Managing Partner of Newlink America, an advertising and public relations consulting firm since December of 2010.  Previously he served as President of The Jeffrey Group, Inc., a marketing, communications and public relations consulting firm from February 2005 to October 2010.  From October 1991 to January 2005, Mr. Ortega was Managing Director of Burson-Marsteller, LLC, a global public relations and public affairs firm.  Mr. Ortega received his B.A. degree in Business Administration from The American University in 1985.

Frank S. Plimpton joined the National Board in June 2010 and has over 30 years of experience in reorganizations, investment banking and private equity investing. Mr. Plimpton served as a partner of Matlin Patterson Global Advisors LLC from its inception in July 2002 through 2008, and was a member of its predecessor, the Distressed Securities Group at Credit Suisse First Boston from 1998-2002.  Mr. Plimpton worked as a distressed investor with Smith Management Company (1991-1995), Pegasus Financial (1995-1996) and Wexford Capital Advisors (1996-1998); as an M&A/restructuring investment banker with PaineWebber Incorporated (now part of UBS, 1984-1989) and Solomon Brothers, Inc. (now part of Citicorp, 1989-1991); and as a Chapter 11 bankruptcy lawyer with Milbank, Tweed, Hadley & McCloy (1981-1984). Mr. Plimpton is a former director of Broadpoint Gleacher Securities, Inc. (now Gleacher & Co.), XLHealth Corporation, Renewable BioFuels, LLC, and NorthernStar Natural Gas, LLC.  Mr. Plimpton holds a BA in Applied Mathematics and Economics from Harvard College (cum laude, 1976). Mr. Plimpton received a law degree from the University of Chicago Law School (1981), and an MBA (1980) from the University of Chicago Booth School of Business.

Paul J. Coviello joined the National Board in September 2010, is the founder and CEO of Linden Asset Management, Inc., and has been in the investment advisory business for over 30 years. During this time, Mr. Coviello organized Linden Growth Partners LP, Linden Global Partners Ltd and Linden Community Bancshares, LP. In 2001, he participated in the organization of the newly created Landmark Bank where he served on its board of directors for ten years. Mr. Coviello is a graduate of Wilkes University with a Bachelor’s degree in economics. He attended the graduate economics program at the State University of New York and completed the Harvard Business School’s private equity and venture capital program.

Michael S. Weiss joined the National Board in January 2011 and is currently the Managing Member of Opus Point Partners. He began his professional career as a lawyer at Cravath, Swaine & Moore.  From 1993 through 1999, he co-managed the Aries Funds.  In 1999, Mr. Weiss founded Access Oncology which was later acquired by Keryx Biopharmaceuticals (NASDAQ: KERX) in 2004.  Following the merger, Mr. Weiss remained as CEO of Keryx until April 2009.  Mr. Weiss earned his B.S. in Finance from The University at Albany and his J.D. from Columbia Law School.

Kacy R. Rozelle joined the National Board in January 2012.  Mr. Rozelle is a co-founder and Managing Director of St. Cloud Capital, LLC (“St. Cloud”), a Los Angeles-based private equity manager focused on providing expansion capital to the lower-middle market.  Mr. Rozelle has been involved with most every aspect of St. Cloud’s day-to-day operating activities and portfolio management functions since the firm was founded over ten years ago.  Mr. Rozelle’s middle and lower-middle market corporate finance and investment banking experience also includes an additional ten years at Jefferies & Company, Inc. (a diversified investment bank with over 900 employees in 16 offices worldwide engaged in equity, convertible debt, and taxable fixed income securities underwriting, trading, and corporate finance, focused on small to middle market privately held companies), where he served as a member of the firm’s Taxable Fixed Income Executive Committee, and where he participated in the structuring and placement of more than $40 billion of securities, including more than $10 billion of public and private equity.  Mr. Rozelle began his career at Houlihan Lokey Howard and Zukin, a Los Angeles-based investment bank, where he assisted on a wide range of services for middle market companies including mergers and acquisitions, financial opinions and valuation and advisory agreements.  Mr. Rozelle currently serves on the Board of Directors of:  San Francisco AutoReturn LLC; SAFE Security, Inc. and Johnson Products Company, Inc.  Mr. Rozelle is also an active member of the Santa Monica Bay Chapter of the Young Presidents Organization (YPO) and serves on the City of Los Angeles Department of Recreation and Parkers, Palisades Park Advisory Board.  Mr. Rozelle earned an MBA from the University of Texas at Austin and a BS in Finance from Virginia Tech.

Arrangements for Nominations to the Board

Mr. Rozelle was elected to the Board of Directors in 2012 pursuant to the terms of a Securities Purchase Agreement dated January 11, 2006.  Such appointment was reaffirmed pursuant to the terms of a Securities Purchase Agreement dated March 31, 2008.  Under the terms of the Securities Purchase Agreements, St. Cloud Capital Partners II, L.P. has the right to name a nominee for election to the Board of Directors.  Mr. Rozelle was named by St. Cloud Capital Partners II, L.P. as its nominee, and was elected as a member of the Board of Directors in February 2012, following the resignation of Marshall S. Geller, the former St. Cloud Capital Partners II, L.P. nominee, in January 2012.

Pursuant to a Voting Agreement dated July 1, 2008, each of Mark Goldwasser, Leonard Sokolow and Christopher C. Dewey (a former director of the Company who resigned in April 2011), agreed to vote their shares of Common Stock in favor of Mark Goldwasser, Leonard Sokolow, Christopher C. Dewey, Jorge A. Ortega, and up to three directors nominated by Mr. Goldwasser and up to one additional director nominated by Mr. Sokolow, and agreed to take all other necessary or desirable action within his control (including, without limitation, execution of written consents or resolutions in lieu of meetings), from time to time and at all times in whatever manner shall be necessary, to ensure that each is continuously nominated to serve as a director of the Company.

Mr. Plimpton was elected to the Board of Directors in 2010 pursuant to the terms of a Share Purchase Agreement dated July 21, 2010.  Under the terms of the agreement, the Company agreed to take all actions necessary to appoint Mr. Plimpton as a director of the Board of Directors.  Furthermore, Mr. Plimpton cannot be removed as a director of the Company by the Board other than as permitted by law.

Mr. Weiss and Mr. Coviello were appointed as Chairman of the Board of Directors and as a member of the Board of Directors, respectively, in 2010 pursuant to the terms of a Securities Purchase Agreement dated September 29, 2010.  Under the terms of the agreement, so long as the Series D Preferred Stock is outstanding or Mr. Weiss and Mr. Coviello (i) are beneficial owners of at least 5% of the Company’s outstanding Common Stock or (ii) hold an amount of the Company’s capital stock equal to at least 20% of the original number of conversion shares purchased pursuant to the agreement, the Board of Directors shall take such corporate actions as necessary to nominate Mr. Weiss as director and Chairman and Mr. Coviello as director at each annual meeting of stockholders.

Corporate Governance

The Company’s business affairs are conducted under the direction of the Board of Directors in accordance with the Delaware General Corporation Law and the Company’s Certificate of Incorporation and Bylaws. Members of the Board of Directors are informed of the Company’s business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.  Certain corporate governance practices that the Company follows are summarized below.

Board Leadership Structure

Our current Chief Executive Officer is Mark Goldwasser.  Michael S. Weiss serves as our non-executive Chairman of the Board of Directors of the Company.  Leonard Sokolow serves as both Vice Chairman of the Board of Directors and as President of the Company.  It is our belief that the dual functions carried out by Mr. Sokolow do not impair his capacity to perform the obligations requisite of his stations.

Risk Oversight

Assessing and managing risk is the responsibility of our management. The Board of Directors oversees and reviews certain aspects of the Company’s risk management efforts. The Board of Directors is involved in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management by the Board of Directors and its committees. Among other areas, the Board is directly involved in overseeing risks related to the Company’s overall strategy, including product, go-to-market and sales strategy, executive officer succession, business continuity, crisis preparedness and corporate reputational risks.

The committees of the Board execute their oversight responsibility for risk management as follows:

•
The Audit Committee has responsibility for overseeing the Company’s internal financial and accounting controls, work performed by the Company’s independent registered public accounting firm and the Company’s internal audit function. As part of its oversight function, the Audit Committee regularly discusses with management and the Company’s independent registered public accounting firm the Company’s major financial and controls-related risk exposures and steps that management has taken to monitor and control such exposures. In addition, the Company, under the supervision of the Audit Committee, has established procedures available to all employees for the anonymous and confidential submission of complaints relating to any matter to encourage employees to report questionable activities directly to the Company’s senior management and the Audit Committee.

•	The Compensation Committee is responsible for overseeing risks related to the Company’s cash and equity-based compensation programs and practices.

•
The Corporate Governance Committee is responsible for overseeing risks related to the composition and structure of the Board of Directors and its committees and the Company’s corporate governance. In this regard, the Corporate Governance Committee conducts an annual evaluation of the Board and its committees, plans for Board member succession, executive officer succession plans and reviews transactions between the Company and its officers, directors, affiliates of officers and directors or other related parties for conflicts of interest.

Code of Ethics and Business Conduct

We have adopted the National Holdings Corporation Code of Ethics and Business Conduct (the “Code of Conduct”), a code of conduct that applies to our directors, officers and employees.  The Code of Conduct was filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended September 30, 2003, and is publicly available on the SEC’s website at www.sec.gov.  If we make any substantive amendments to the Code of Conduct or grant any waiver, including any implicit waiver from a provision of the Code of Conduct to our directors or executive officers, we will disclose the nature of such amendment or waiver in a report on Form 8-K.

Independence

We are currently not listed on any national securities exchange, but in evaluating the independence of our directors, we have applied the independence standards of The Nasdaq Stock Market and those found in the Exchange Act.  Under those standards, the Board of Directors has determined that all of the members of the current Board of Directors are independent except Messrs. Goldwasser and Sokolow.

Meetings and Committees of the Board of Directors and Corporate Governance Matters

During the fiscal year ended September 30, 2011, the Company’s Board of Directors met or acted by unanimous written consent a total of 8 times. Each director attended or participated in 75% or more of the aggregate of the total number of meetings of the Board of Directors and committees on which he served during the time he served as a director.

Committees of the Board of Directors

The Board of Directors has an Audit Committee, a Compensation Committee, and a Corporate Governance Committee.

Director Qualifications.  The Board of Directors does not currently have a nominating committee, as the Company believes that having the full Board deliberate the nomination process is in the Company’s best interest.  Board of Director nominations are recommended by the directors, which has recommended the nominees named above for election at the 2012 Annual Meeting.  In making its nominations, the Board of Director identifies candidates who meet the current challenges and needs of the Board of Directors.  In determining whether it is appropriate to add or remove individuals, the Board of Directors will consider issues of judgment, diversity, age, skills, background and experience.  In making such decisions, the Board of Directors considers, among other things, an individual’s business experience, industry experience, financial background and experiences.  The Board of Directors also considers the independence, financial literacy and financial expertise standards required by our Board of Directors committees’ charters and applicable laws, rules and regulations, and the ability of the candidate to devote the time and attention necessary to serve as a director and a committee member.

Identifying and Evaluating Nominees for Director.   In the event that vacancies are anticipated or otherwise arise, the Board of Directors considers various potential candidates for director.  Candidates may come to the attention of the Board through current directors, professional search firms engaged by us, stockholders or other persons. Candidates are evaluated at regular or special meetings of the Board of Directors and may be considered at any point during the year.

Stockholder Nominees.   Candidates for director recommended by stockholders will be considered by the Board of Directors. Such recommendations should include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications for membership on our Board of Directors, information regarding any relationships between the candidate and us within the last three years, including stockholdings in us, and a written indication by the recommended candidate of the candidate’s willingness to serve, and should be sent to the Board of Directors at the address listed on page 11 of this proxy statement.

The Board of Directors will evaluate recommendations for director nominees submitted by directors, management or qualifying stockholders in the same manner, using the criteria stated above.  All directors and director nominees will submit a completed form of directors’ and officers’ questionnaire as part of the nominating process.  The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Board of Directors.

Audit Committee

The Audit Committee currently consists of Leonard J. Sokolow, Frank S. Plimpton and Robert W. Lautz, Jr.

On January 22, 2003, the Board adopted a charter for the Audit Committee, as amended and restated on January 12, 2004 and January 27, 2009, a copy of which is available on our website, www.nationalsecurities.com.  The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee has the power and authority to engage the independent public accountants, reviews the preparations for and the scope of the audit of the Company’s annual financial statements, reviews drafts of the statements and monitors the functioning of the Company’s accounting and internal control systems through discussions with representatives of management and the independent public accountants.

Under SEC rules, companies are required to disclose whether their audit committees have an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K under the Exchange Act.  The Board of Directors has determined that Mr. Sokolow is a financial expert.  The Audit Committee meets quarterly and on an on-needed basis.  The Committee met four times during the year ended September 30, 2011.  Mr. Sokolow has been the Chairman of the Audit Committee since July 1, 2008.

The Audit Committee has submitted the following report:

On December 28, 2011, the Audit Committee met to review the results of the fiscal year 2011 audit.  The Audit Committee reviewed the Company’s audited financial statements as of and for the fiscal year ended September 30, 2011, with management and the Company’s independent public accountants, Sherb & Co., LLP.  This review included the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as issued and amended by the Auditing Standards Board of the American Institute of Certified Public Accountants.  The Audit Committee discussed with Sherb & Co., LLP their independence from management and from the Company, and has received the written disclosures and the letter required by Independent Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T from Sherb & Co., LLP confirming their independence.

Based on the above review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements as of and for the fiscal year ended September 30, 2011, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011.

Audit Committee:
Leonard J. Sokolow
Frank S. Plimpton
Robert W. Lautz, Jr.

Compensation Committee

The Company’s Compensation Committee currently consists of Michael S. Weiss and Jorge A. Ortega. During the fiscal year ended September 30, 2011, Marshall S. Geller, a former director of the Company who resigned in January 2012, and Christopher C. Dewey, a former director of the Company who resigned in April 2011, both served on the Compensation Committee.  On January 12, 2004, the Compensation Committee adopted a formal Compensation Committee Charter, as amended and restated on January 27, 2009, which contains a detailed description of the committee’s duties and responsibilities, a copy of which is available on our website, www.nationalsecurities.com.  The Compensation Committee meets annually and on an on-needed basis.  The Committee did not meet or acted by unanimous written consent during the year ended September 30, 2011.

Compensation Committee:
Michael S. Weiss
Jorge A. Ortega

Corporate Governance Committee

The Corporate Governance Committee currently consists of Paul J. Coviello, Frank S. Plimpton and Jorge A. Ortega.  The Corporate Governance Committee was created with certain duties and responsibilities, including setting the Company’s trading policy, monitoring Sarbanes-Oxley matters, resolving Board of Director conflicts and/or such other duties and responsibilities as set forth in the Corporate Governance Committee charter.  The Corporate Governance Committee meets on an on-needed basis. The Committee met 1 time during the year ended September 30, 2011.

Corporate Governance Committee:
Paul J. Coviello
Frank S. Plimpton
Jorge A. Ortega

Compensation Committee Interlocks and Insider Participation

Except as described below under Certain Relationships and Related Transactions, no member of the Company’s Board of Directors or Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K.  None of the Company’s executive officers served as a member of the board of directors or compensation committee, or similar committee, of any other company whose executive officer(s) served as a member of the Company’s Board of Directors or Compensation Committee.

Procedures for Stockholder Communications to Directors

Stockholders may communicate directly with the Board of Directors. All communications should be directed to our Corporate Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors. If no director is specified, the communication will be forwarded to the entire Board. Stockholder communications to the Board should be sent to:

Corporate Secretary
Attention: Board of Directors
1200 North Federal Highway, Suite 400
Boca Raton, FL 33432

Director Attendance Policy

Attendance of directors at our annual meetings of stockholders can provide our stockholders with an opportunity to communicate with directors about issues affecting the Company.  Accordingly, all directors are encouraged to attend annual meetings of stockholders; however, attendance is not mandatory.  Leonard J. Sokolow attended the last annual meeting of stockholders, which was held in April 2011.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES AS A DIRECTOR OF THE COMPANY.

Executive Officers

The following sets forth information as to persons who served as our executive officers as of December 31, 2011:

Mark Goldwasser, 53 years old.  Chief Executive Officer and Chairman of the Board.  For information regarding Mr. Goldwasser, see “Proposal 1 – Election of Directors.”

Leonard J. Sokolow, 55 years old.  President and Vice Chairman of the Board.  For information regarding Mr. Sokolow see “Proposal 1 – Election of Directors.”

Alan B. Levin, 48 years old, has been the Chief Financial Officer since the merger with vFinance, Inc. on July 1, 2008.  Prior to that, he served as Chief Financial Officer of vFinance since January 2007.  Prior to that date, he served as its Interim Chief Financial Officer since July 2006 and its Controller since June 2005. Prior to joining vFinance, Mr. Levin served as Chief Financial Officer for United Capital Markets, Inc. from September 2000 to January 2005.  Mr. Levin has over 14 years of experience in the brokerage industry serving as a Financial and Operations Principal and 24 years of experience serving in accounting management roles in various industries.  He received a B.S. degree in Economics with a concentration in Accounting from Southern Connecticut State University in New Haven, Connecticut in 1986.

Summary Compensation Table

The following table sets forth the cash compensation paid by the Company to each of its Named Executive Officers during the fiscal years ended September 30, 2011 and 2010:

Name and Capacity	Year	Salary	Nonequity Incentive Plan Compensation	Options (1)	Other Compensation (2)	Total Compensation

Mark Goldwasser	2011	480,785	-	-	24,960	505,745
Chief Executive Officer	2010	441,693	-	-	27,160	468,853

Leonard J. Sokolow	2011	480,785	-	-	26,760	507,545
Vice Chairman and President	2010	441,693	-	-	27,960	469,653

Alan B. Levin	2011	175,123	20,000	-	12,420	207,543
CFO & Secretary	2010	170,521	-	-	14,160	184,681
________________________

(1)	No option grants were made in 2010 or 2011

(2)	Represents perquisite payments for auto allowance and club memberships and certain insurance premiums.

On July 1, 2008, concurrent with the closing of the merger of the Company and vFinance, Inc., Messrs. Goldwasser and Sokolow (the “Executives”) each entered into substantially identical five-year employment agreements with the Company, pursuant to which Mr. Goldwasser is employed by the Company as Chairman and Chief Executive Officer and Mr. Sokolow is employed by the Company as Vice Chairman and President. Under the terms of the employment agreements, the Executives were entitled to each receive an annual base salary of $450,000, which will increase 5% per year, and a non-accountable automobile expense allowance of $1,000 per month.

On November 23, 2009, each of Messrs. Goldwasser’s and Sokolow’s employment agreements were amended to revise the bonus payable under such agreements.  As revised, for the fiscal year beginning October 1, 2009, the bonus will be payable quarterly in an amount equal to seven and one-half (7.5%) percent of the Company’s annual Adjusted EBITDA (as defined below) in excess of $1,500,000 (of which 50% will be paid as soon as practicable in cash after the end of each fiscal quarter (“Paid Portion”), and 50% will accrue until the conclusion of the fiscal year (“Accrued Portion”)).

To the extent that the Adjusted EBITDA for any fiscal year is between $1,500,000 and $4,500,000, up to 100% of the Accrued Portion may, at the Board’s discretion, be satisfied by the issuance of the Company’s restricted Common Stock, at its then fair market value.  To the extent that the Adjusted EBITDA for such fiscal year exceeds $4,500,000, the Accrued Portion shall be paid in cash.

For the purpose of the bonuses, “Adjusted EBITDA” means the net income of the Company for a particular fiscal quarter before interest, taxes, depreciation and amortization, adjusted to exclude non-cash compensation expense (including the amortization of costs associated with the issuance of stock options) and write down of forgivable loans.  At the conclusion of the fiscal year, the Company and the Executives ‘true up’ the annualized bonus, the Paid Portion and the Accrued Portion, with payment (if any) to be made as soon as practicable following the determination of such ‘true up’ amount. To the extent that the ‘true up’ calculation results in a negative amount (i.e., the Paid Portion exceeds the annualized bonus) then (i) the Company will have no right to clawback such amount from the Executive but (ii) such amount will first be deducted from the annualized bonus (if any) to be paid for future periods.  All bonuses will be subject to applicable withholding taxes, which will be paid by the Company; other similar deductions and any payment of Accrued Portion payable in Common Stock shall accordingly be calculated net of such withholding on the aggregate bonus amount paid.

The Executives will continue to be eligible to receive such additional bonuses as the Board of Directors of the Company will determine based upon the Board’s assessment of their performance in the various areas, which bonuses may be paid in cash and/or Common Stock at the Board’s discretion.

Each employment agreement terminates upon the earliest to occur of: (i) the death of the employee; (ii) a termination by the Company by reason of the disability of the employee; (iii) a termination by the Company with or without Cause; (iv) a termination by the employee with or without Good Reason; (v) upon a Change in Control; or (vi) the non-renewal of the agreement. Upon the termination due to the death or disability of the employee, by the Company without Cause, by the employee with Good Reason, upon a Change of Control, or upon the expiration of the employment agreement if the Company or the employee refuses to extend the term of the employment agreement, the employee will be entitled to: (i) any accrued but unpaid salary or bonus or unreimbursed expenses; (ii) any bonus payable for the portion of the fiscal year during which the termination occurs; (iii) 100% of the employee’s base salary (150% in the event of termination by the Company without Cause or by the employee with Good Reason); (iv) the continuation of health benefits until the earlier of (a) 18 months after termination and (b) the date the employee accepts other employment; and (v) all unvested options granted pursuant to the employment agreements will become immediately vested and be exercisable for a period of nine months.  See “Potential Termination and Change in Control Payments” for the definitions of “Cause,” “Good Reason,” and “Change in Control.”

Pursuant to each employment agreement, each of Messrs. Goldwasser and Sokolow were granted non-qualified stock options to purchase 1,000,000 shares of Common Stock at an exercise price of $1.64 per share, which was equal to the average of the 10-day closing market price of the Common Stock prior to the effective date of the employment agreements.  As of September 30, 2011, all 1,000,000 shares of each of the Messrs. Goldwasser’s and Sokolow’s options have vested.  The options expire June 30, 2015.

Grants of Plan-Based Awards

The Company did not grant any stock options or non-equity incentive compensation in the fiscal year ended September 30, 2011 to the Named Executive Officers.

No options were exercised by the Named Executive Officers in the fiscal year ended September 30, 2011.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding option awards as of September 30, 2011 for each Named Executive Officer.

	Option Grant	Number of Securities Underlying Unexercised Options at Fiscal Year End			Option Exercise	Option Expiration
Name	Date (1)	Exercisable	Unexercisable		Price	Date

Mark Goldwasser	03/14/07	50,000	-		$1.705	03/14/12
	08/01/07	57,500	-		$2.44	08/01/12
	07/01/08	1,000,000	-		$1.64	06/30/15

Leonard J. Sokolow	07/01/08	1,000,000	-		$1.64	06/30/15
	07/01/08	280,000	-	(1)	$1.50	12/28/11

Alan B. Levin	07/01/08	70,000	-	(1)	$1.50	12/28/11
____________________

(1)	These options were issued in connection with the merger with vFinance, Inc. in exchange for outstanding vFinance options held by such individuals.

Directors Compensation

Each outside director is paid a directors fee of $15,000 per annum, payable quarterly.  Outside directors are also granted options to purchase 10,000 shares of Common Stock each year of their tenure on the day after the date of the Company’s Annual Meeting of Stockholders, which fully vest six (6) months after the date of issuance.  Outside directors may also be granted options to purchase shares of Common Stock based on their service to the Company, which fully vest six (6) months after the date of issuance. The exercise price of such options equal or exceed fair market value of the Common Stock on the date of grant.  The Company reimburses all directors for expenses incurred traveling to and from Board of Directors meetings.  The Company does not pay inside directors any compensation for their service as director.  The compensation for directors was approved by the disinterested members of the Board of Directors.  The following table summarizes the compensation of our outside directors for fiscal year 2011.

	Fees	Option Awards	Total
Name	Paid	(3)	Compensation

Michael S. Weiss (1)	$6,784	$0	$6,784

Robert W. Lautz, Jr.	$15,000	$0	$15,000

Marshall Geller (2)	$15,000	$0	$15,000

Jorge A. Ortega	$15,000	$0	$15,000

Frank S. Plimpton	$15,000	$0	$15,000

(1)	Represents payment for approximately 73 days in the second fiscal quarter of 2011 consistent with the date appointed to the Board of Directors.

(2)	Mr. Geller resigned from the Board of Directors on January 5, 2012.

(3)	No options were granted in 2011.

Equity Compensation Plan Information

The following table sets forth information as of September 30, 2011 with respect to compensation plans under which equity securities of the Company are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	18,478,581(1)	$0.82	2,695,330(2)
__________________

(1) Includes options issued and outstanding under the 2001 and 2006 Stock Option Plans.

(2) Includes options available for issuance under the 2006 and 2008 Stock Option Plans.

Employment Agreements

Messrs. Goldwasser and Sokolow entered into employment agreements with the Company dated July 1, 2008, as amended on November 23, 2009.  See “Compensation of the Chief Executive Officer and President.”

Mr. Levin entered into an automatically renewing one-year employment agreement on July 1, 2008 pursuant to which he is employed as the Chief Financial Officer of the Company. Under the terms of the agreement, Mr. Levin receives an annual base salary of $180,000.  The agreement renews annually for a one-year term unless either party gives notice of non-renewal. In addition to his base salary, he is entitled to receive an annual cash bonus determined in the discretion of the Compensation Committee of the Board of Directors based upon the assessment by the President of the Company of Mr. Levin’s performance in the following areas: revenue, net income and revenue growth, new business development, investor relations, communications with the Board of Directors, and other factors including, without limitation, special projects as assigned by the Chief Executive Officer or the Board of Directors.

Pension Benefits

Other than our 401(k) plan, we do not maintain any other plan that provides for payments or other benefits at, following, or in connection with retirement.

Non-Qualified Deferred Compensation

We do not maintain any deferred compensation plans.

Potential Termination and Change in Control Payments

Mark Goldwasser, Leonard Sokolow, and Alan Levin are the only Named Executive Officers who have an employment agreement with us that provides for potential payments in the event of his termination.

Pursuant to the employment agreements governing the employment of the aforementioned with us, they would be entitled to compensation upon termination of their agreement by us without Cause by the individuals for “Good Reason,” or as a result of non-renewal of the agreement by either party, or as a result of his disability or his death, or upon a change of control.  According to the employment agreements:

•
“Good Reason” means: (i) the assignment to the executive of any duties inconsistent in any material respect with the executive’s position; (ii) the Company’s material failure or refusal to perform any of the compensation obligations required to be performed in accordance with the agreement after a reasonable notice and an opportunity to cure same; (iii) a material diminution in title, duties, responsibilities, reporting relationship or positions; (iv) the relocation of the executive’s principal office location; (v) any decrease in salary or bonuses payable pursuant to the terms of the agreement without the executive’s written consent; and (vi) in the case of Mr. Levin, the cessation of his position for any reason without his written consent. Any one of these events shall not be deemed to constitute Good Reason if, within a 30-day notice period, the event or circumstance giving rise to Good Reason has been fully corrected by the Company.  In September 2010, Messrs. Goldwasser and Sokolow agreed that should the Board of Directors deem it necessary to hire a new chief executive officer of the Company, neither such event nor the appointment of Michael Weiss as Chairman of the Board of Directors, would constitute Good Reason under their respective employments agreements.

•
“Cause” shall mean (i) the executive’s commission of a felony or other crime involving moral turpitude, or the commission of any other act or omission involving dishonesty or fraud with respect to the Company or any of its subsidiaries or affiliates; (ii) alcoholism or drug addiction that materially impairs the executive’s ability to perform his duties; (iii) the substantial and repeated failure to perform duties as reasonably directed by the Board (or in the case of Mr. Levin, as reasonably directed by the President), after reasonable notice and an opportunity to cure same; (iv) any material breach or violation of executive’s fiduciary duty owed to the Company or any of its subsidiaries or affiliates; (v) acts of willful misconduct or gross negligence with respect to the Company or any of its subsidiaries or affiliates; (vi) any material breach of the agreement which are not cured after reasonable notice is provided; or (vii) action taken by a regulatory body or self-regulatory organization that substantially impairs the executive’s ability to perform his duties pursuant to the agreement.

•
“Change in Control” means (i) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets or stock of the Company (a “Business Combination”), in each case, unless, following such Business Combination, all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the voting securities of the Company entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries); (ii) approval by the Company’s stockholders of a complete dissolution or liquidation of the Company; or (iii) any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board of Directors of the Company.

•
“Accrued Obligations” shall mean (i) all accrued but unpaid salary, compensation or other benefits through the date of termination; (ii) any unpaid or unreimbursed expenses incurred in accordance with the agreement; (iii) all benefits due under the terms and rules of any Company compensation or benefit plan in which the executive participates, including without limitation, any Company option plans, or otherwise required by applicable law; (iv) any unpaid bonus in respect to any completed fiscal year that has ended on or prior to the end of the term of employment; and (v) rights to indemnification by virtue of the executive’s position as an officer or director of the Company or its subsidiaries and the benefits under any directors’ and officers’ liability insurance policy maintained by the Company, in accordance with its terms thereof.

Mark Goldwasser, Chief Executive Officer

If Mr. Goldwasser is terminated by us without Cause or by Mr. Goldwasser for Good Reason, he would be entitled to receive (i) a severance payment equal to 150% of Mr. Goldwasser’s prior year’s salary; (ii) all accrued bonuses; (iii) all Accrued Obligations; and (iv) continued benefits for a period of 18 months including medical, hospitalization, dental and life insurance programs in which Mr. Goldwasser, his spouse and dependents were participating immediately prior thereto.

Assuming if Mr. Goldwasser is terminated as a result of a Change in Control, the Company not renewing the agreement upon its expiration either without Cause or Mr. Goldwasser not renewing the agreement due to Good Reason, or upon Mr. Goldwasser’s death or disability, he would be entitled to receive (i) a severance payment equal to 100% of Mr. Goldwasser’s prior year’s salary; (ii) all accrued bonuses; (iii) all Accrued Obligations; and (iv) continued benefits for a period of 18 months including medical, hospitalization, dental and life insurance programs in which Mr. Goldwasser, his spouse and dependents were participating immediately prior thereto.   In the event of Mr. Goldwasser’s termination due to Cause or without Good Reason, Mr. Goldwasser would be entitled only to all Accrued Obligations.

Mr. Goldwasser’s option agreements contain clauses that provide that in the event of a Change in Control of the Company, the non-renewal of the employment agreement as set forth above, the termination of employment for Good Reason or without Cause or upon the death or disability of Mr. Goldwasser, all outstanding stock options become fully vested in the holder.

Leonard Sokolow, President

Assuming if Mr. Sokolow is terminated by us without Cause or by Mr. Sokolow for Good Reason, he would be entitled to receive (i) a severance payment equal to 150% of Mr. Sokolow’s prior year’s salary; (ii) all accrued bonuses; (iii) all Accrued Obligations; and (iv) continued benefits for a period of 18 months including medical, hospitalization, dental and life insurance programs in which Mr. Sokolow, his spouse and dependents were participating immediately prior thereto.   Assuming if Mr. Sokolow is terminated as a result of a Change in Control, the Company not renewing the agreement upon its expiration either without Cause or the executive not renewing the agreement due to Good Reason or upon Mr. Sokolow’s death or disability, he would be entitled to receive (i) a severance payment equal to 100% of Mr. Sokolow’s prior year’s salary; (ii) all accrued bonuses; (iii) all Accrued Obligations; and (iv) continued benefits for a period of 18 months including medical, hospitalization, dental and life insurance programs in which Mr. Sokolow, his spouse and dependents were participating immediately prior thereto.  In the event of Mr. Sokolow’s termination due to Cause or without Good Reason, Mr. Sokolow would be entitled only to all Accrued Obligations.

Mr. Sokolow’s option agreements contain clauses that provide that in the event of a Change in Control of the Company, the non-renewal of the employment agreement as set forth above, the termination of employment for Good Reason or without Cause or upon the death or disability of Mr. Sokolow, all outstanding stock options become fully vested in the holder.

Alan Levin, Chief Financial Officer

Assuming if Mr. Levin is terminated by us without Cause, in the event of a Change in Control, by Mr. Levin for Good Reason or upon Mr. Levin’s death or disability, he would be entitle to receive (i) a severance payment equal to 50% of Mr. Levin’s prior year’s salary; (ii) all Accrued Obligations, and (iii) continued benefits for a period of 18 months including medical, hospitalization, dental and life insurance programs in which Mr. Levin, his spouse and dependents were participating immediately prior thereto.   In the event of Mr. Levin’s termination due to Cause, without Good Reason or the non-renewal of Mr. Levin’s employment agreement, Mr. Levin would have been entitled only to all Accrued Obligations.

Mr. Levin’s option agreements contain clauses that provide that in the event of a Change in Control of the Company, the termination of employment for Good Reason or without Cause or upon the death or disability of Mr. Levin, all outstanding stock options become fully vested in the holder.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16 of the Exchange Act, the Company’s directors and executive officers and beneficial owners of more than 10% of the Common Stock are required to file certain reports, within specified time periods, indicating their holdings of and transactions in the Common Stock. Based solely on the Company’s review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal year 2011 the Company’s insiders have complied with all Section 16(a) filing requirements applicable to them.

Review, approval, or notification of transactions with related persons

The Board of Directors reviews and votes on transactions, arrangements and relationships between the Company and any of its directors, director nominees, executive officers, beneficial owners of more than 5% of the Common Stock and their respective immediate family members where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a fiscal year (such transaction, arrangement or relationship, the “Related Transaction”). The director who has a material interest in the Related Transaction must recuse himself from the Board of Directors vote on such matter.  A majority vote of the remaining Board of Directors members is required for approval of the Related Transaction.  Before such vote, the Board of Directors members who are independent of the Related Transaction review, among other things, the following factors:

•	the related person’s interest in the transaction;

•	the approximate dollar value of the amount involved;

•	the terms of the transaction;

•	the benefits to the Company;

•	the costs to the Company;

•	the benefits to the Company’s stockholders;

•	the availability of other sources for comparable products, services, or financial benefits; and

•	whether the transaction is on terms that are no less favorable to the Company than terms that could have been reached with an unaffiliated third-party under the same or similar circumstances.

Certain Relationships and Related Transactions

Messrs. Geller (a former director of the Company who resigned in January 2012), Plimpton, Coviello, Goldwasser, Sokolow and Levin have brokerage accounts and margin agreements with either National Securities or vFinance Investments.  Mr. Levin has a margin agreement with vFinance Investments but has not maintained a margin balance.  The transactions, borrowings and interest charges in these accounts, if any, are handled in the ordinary course of business and are consistent with similar third party customer accounts.

On January 18, 2011, the Company formed a joint venture called OPN Holdings, LLC (“OPN” or the “Joint Venture”) with OpusPoint Partners, LLC (“Opus”) by entering into (i) a joint venture limited liability company operating agreement (the “JV Agreement”), by and between the Company and Opus and (ii) an interim funding and services agreement by and between the Company, National Securities Corporation and OPN (the “Interim Funding Agreement,” and together with the JV Agreement, the “OPN JV Agreements”).  By their terms, the OPN JV Agreements were effective as of January 14, 2011.

The Joint Venture is the holding company for an investment banking business focused on global life sciences.  The Joint Venture, which includes corporate finance, advisory, capital markets and sales, will initially operate through a segregated business unit of the Company’s FINRA-registered wholly-owned subsidiary National Securities Corporation (“NSC”).  The Interim Funding Agreement covers this initial period and requires OPN to advance operating and payroll expenses to NSC, and will be effective until OPN has formed and registered its own broker-dealer pursuant to FINRA regulations.

Initial capital contributions to OPN included approximately $1.0 million in cash.  Profits and losses of OPN are to be allocated among the Company and Opus in proportion to their percentage interests in the Joint Venture, which currently stand at fifty (50) percent each.

Independent Public Accountants

On October 14, 2008, the Audit Committee approved the appointment of Sherb & Co. as the Company’s independent public accounting firm.  During the Company’s fiscal years ended September 30, 2007 and 2006 and through October 14, 2008, no one acting on behalf of the Company had consulted Sherb & Co. regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement or a reportable event, as defined in Item 304(a) of Regulation S-K.

Sherb & Co. was previously the independent public accounting firm of vFinance prior to its July 1, 2008 merger with the Company.

Audit Fees. Fees for services performed by Sherb & Co. during fiscal year 2011 relating to the audit of our consolidated annual financial statements, and the review of our consolidated quarterly financial statements included in our Forms 10-Q were approximately $147,000.  Fees for services performed by Sherb & Co. during fiscal year 2010 relating to the audit of our consolidated annual financial statements and the review of our consolidated quarterly financial statements included in our Forms 10-Q were approximately $145,000.

Audit-Related Fees. “Audit-related fees” include fees billed for assurance and related services that are reasonably related to the performance of the audit and not included in the “audit fees” mentioned above.  There were no such fees paid in fiscal years 2011 or 2010.

Tax Fees. The fees billed in fiscal years 2011 and 2010 for tax compliance, tax advice or tax planning amounted to $56,000 and $50,000, respectively.

All Other Fees. There were no other fees paid.

Pre-Approval Policies.  Pursuant to the rules and regulations of the SEC, before the Company’s independent public accountant is engaged to render audit or non-audit services, the engagement must be approved by the Company’s audit committee or entered into pursuant to the committee’s pre-approval policies and procedures. The policy granting pre-approval to certain specific audit and audit-related services and specifying the procedures for pre-approving other services is set forth in the Amended and Restated Charter of the Audit Committee.  No representatives of Sherb & Co. are expected to attend the Annual Meeting, so stockholders will not have any opportunity to ask Sherb & Co. questions at the meeting.

OTHER BUSINESS

Management knows of no business to be brought before the Annual Meeting of Stockholders other than that set forth herein.  However, if any other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters.  Even if you plan to attend the meeting in person, please execute, date and return the enclosed proxy promptly.  Should you attend the meeting, you may revoke the proxy by voting in person.  A postage-paid, return-addressed envelope is enclosed for your convenience.  Your cooperation in giving this your prompt attention will be appreciated.

By Order of the Board of Directors /s/ Alan B. Levin Alan B. Levin Secretary

NATIONAL
HOLDINGS CORPORATION

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Election of Directors — The Board of Directors of the Company recommends a vote FOR the listed nominees.

1. Nominees:	For	Against	Abstain		For	Against	Abstain
01 - Jorge A. Ortega	☐	☐	☐	02 - Frank S. Plimpton	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Note: Please sign exactly as your name appears hereon. If signing as attorney, executor, administrator, trustee, guardian or the like, please give your full title as such. If signing for a corporation, please give your title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 1 3 5 4 3 1 2

01FCSA